Exhibit 99.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FBL Financial Group, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, William J. Oddy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2003

/s/ WILLIAM J. ODDY
William J. Oddy Chief Executive Officer (Principal Executive Officer)

In connection with the Quarterly Report of FBL Financial Group, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, James W. Noyce, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 5, 2003

/s/ JAMES W. NOYCE
James W. Noyce Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of these written statements required by Section 906 have been provided to FBL Financial Group, Inc., and will be retained by FBL Financial Group, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.